UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

333-192156

(Commission File Number)

WORLD MEDIA & TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	46-1204713
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

600 Brickell Ave., Suite 1775, Miami, Florida 33131

(Address of registrant’s principal executive office)

(347) 717-4966

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2015, World Media & Technology Corp., a Nevada corporation (“WRMT” or the “Purchaser”), a majority owned subsidiary of World Assurance Group, Inc., a Nevada corporation (“WDAS” or “Parent”), PayNovi Ltd., an Irish limited liability company (the “PayNovi”) and Anch Holdings Ltd., an Irish limited liability company (the “Seller”) entered into a Common Stock Purchase Agreement (the “SPA”). Pursuant to the terms of the SPA, the Seller agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Seller, 350 shares of PayNovi’s common stock, which represents 35% of PayNovi’s total issued and outstanding shares as of the Closing Date, for a Purchase Price consisting of 1,361,000 shares of WRMT’s common stock, which represents 5% of WRMT’s total issued and outstanding shares as of the Closing Date, and 3,937,005 shares of WDAS’s common stock, which represents 5% of WDAS’s total issued and outstanding shares of the Closing Date, being issued to the Seller.

The SPA provides for certain additional rights and obligations of the parties, including PayNovi agreeing to certain provisions relating to public disclosure, confidentiality, consents and filings, and transfer and additional issuance restrictions.

The closing of the issuance of all of the shares occurred on March 31, 2015.

The description of the SPA above is qualified in its entirety by reference to the full text of the SPA filed as Exhibit 10.1 hereto, which is incorporated herein by reference.  The SPA has been included as an exhibit to this Current Report on Form 8-K (this “Current Report”) to provide investors and security holders with information regarding its terms and conditions.  It is not intended to provide any financial or other information about the parties to the SPA or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the SPA are made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the SPA, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the SPA or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the SPA, and such subsequent information may not be fully reflected in public disclosures by the parties to the SPA.

Item 3.02 Sale of Unregistered Securities.

The information set forth in Item 1.01 of this Current Report is hereby incorporated by reference in this Item 3.02. Exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), for the sale of the shares to Anch Holdings Ltd. is based on Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering, and as a private placement of restricted securities pursuant to Rule 506 of Regulation D promulgated under the Act ..  The certificates representing the securities issued contain a legend to the effect that such securities were not registered under the Securities Act and may not be transferred except pursuant to an effective registration statement or pursuant to an exemption from such registration requirements.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated as of March 30, 2015, by and between World Media & Technology Corp., World Assurance Group, Inc., PayNovi Ltd. and Anch Holdings Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD MEDIA & TECHNOLOGY CORP.

By:	/s/ Fabio Galdi
Fabio Galdi Chief Executive Officer

Date: April 7, 2015

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